ALLSTATE RETIREMENTACCESS VARIABLE ANNUITY SERIES APPLICATION FORM

Annuities are issued by Allstate Life Insurance Company ("Allstate Life")

Not for use in NY.

For Broker/Dealer Use Only

Networking No. ______________

Annuity No. (If *established*) |_|_|_|_|_|_|_|_|_|_|

Annuity Service Center
Financial Professionals: 1-866-695-2647
8:OOAM-7:OOPM ET, Monday-Thursday
8:00AM–6:00PM ET, Friday
www.accessallstate.com

Regular Mail Delivery
Annuity Service Center
P.O. Box 70179
Philadelphia, PA 19176

Overnight Service, Certified or Registered Mail Oelivery
Annuity Service Center
Allstate Life Insurance Company
2101 Welsh Road
Dresher, PA 19025

PRODUCT

(A product must be selected)

☐ **B SERIES** ☐ **L SERIES** ☐ **X SERIES**

1. OWNERSHIP INFORMATION

A. Type of Ownership

☐ **Individual** ☐ **Corporation** ☐ **Custodian** ☐ **UTMA/UGMA** ☐ **Other** ______________

If the Owner is a Trust, check appropriate box and provide Trust date.

Trust: ☐ **Revocable** ☐ **Irrevocable** **Trust Date** |_|_|_|_|_|_|_|_| *(Month / Day / Year)*

If Other is checked, a Certificate of Entity Form must be completed and returned with this application. We will provide annual tax reporting for the increasing value of the Annuity. Charitable Trusts (including Charitable Remainder Trusts), Corporations, LLC's and partnerships must check this box.

Entity/Trust Ownership Only (Non-natural person), check one of the four boxes below.

☐ **This is a tax exempt entity as described under sections 501(c)(3), 501(c)(9) (Charitable Organizations/Foundations) .**

☐ **This is a G rantor Trust for federal i ncome tax purposes that meets I RC Sections 671-679**

Name of Grantor ______________

Grantor's Social Security Number ______________ **Grantor's Date of Birth** ______________

☐ Trust acting as agent for an individual under IRS Code 72(u)

☐ 0 the r *(Please specify)* ______________

B. Owner

For an UTMA/U G MA use: Name of Custodian C/F Name of Minor, State UTMA, e.g., "John Doe C/F John Doe, Jr., CT UTMA." Provide the Minor's Social Security Number.

☐ M r. ☐ M rs. ☐ Ms.

Name *(First, Middle, Last Name)*

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|

Social Security/Tax I.D. Number |_|_|_|_|_|_|_|_|_|

Date of Birth |_|_|_|_|_|_|_|_| *(Month / Day / Year)*

Gender ☐ M ☐ F

If Owner is a Non-Resident Alien, submit IRS Form W-8(BEN ECI, EXP or IMY).

☐ **U.S. Citizen** ☐ **Resident Alien** Citizen of ______________ ☐ **Non-Resident Alien** Citizen of ______________

Address

Street Address

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|

City |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_| State |_|_| ZIP Code |_|_|_|_|_|-|_|_|_|_|

Telephone Number

]]

A-VAA(12/06)

ORD 04387 Page 1 of 8

1. OWNERSHIP INFORMATION (~ontinued)

Not avai lab le for Trust or Corporate Owned Annuities or Qualified Annuities. Also not available if either the TrueIncome H ighest Dai ly or TrueIncome living benefit is elected in Section 3E below.

C. Co-Owner

☐ **Check here to designate the Co-Owners as each other's Primary Beneficiary.**

☐ M r. ☐M rs. ☐ Ms.

Name (First, Middle, LastName)

Relationship to Owner

Social Security/Tax I.D. Number

Date of Birth (Month / Day / Year)

Gender ☐ M ☐ F

If Co-Owner is a N on- Resident Al ien, submit IRS Form W-8 (BEN, ECI, EXP or IMY).

☐ **U.S. Citizen**

☐ **Resident Alien** Citizen of ____________

☐ **Non-Resident Alien** Citizen of ____________

Address

Leave address blank if it is the same as the Owner.

Street Address

City

State

ZIP Code

Telephone Number

Complete this section only if the Annuitant is not the Owner. Do not use for IRAs.

For an UTMA/U G MA, enter the Minor's information here.

D. Annuitant

☐ M r. ☐ M rs. ☐ Ms.

Name (First, Middle, Last Name)

Social Security/Tax I.D. Number

Date of Birth *(Month / Day / Year)*

Gender ☐ M ☐

If Annuitant is a Non-Resident Alien, submit IRS Form W-8 (BEN, ECI, EXP or IMY).

☐ **U.S. Citizen**

☐ **Resident Alien** Citizen of ____________

☐ **Non-Resident Alien** Citizen of ____________

Address

If the owner is an individual and is electing either the TrueIncome Highest Daily or TrueIncome living benefit in Section 3E below, do not complete this section, as the annuitant must be the same person as the owner.

Street Address

City

State

ZIP Code

Telephone Number

A-VAA(12/06)

ORD 04387 Page 2 of 8

2. BENEFICIARY INFORMATION

Indicate classifications i of each Beneficiary.

Percentage of benefit for all Primary Beneficiaries must total 100%.

Percentage of benefit for all Contingent Beneficiaries must total 100%.

Use Section 6 of this Application to list additional Beneficiaries. All required information must be supplied.

• For Custodial IRA accounts, the Custodian must be l isted as the Beneficiary.

• On an UTMA or U G MA account, the M i nor's estate must be the sole Primary Beneficiary. A Contingent Beneficiary is not allowed on an UTMA or UGMA.

A. Beneficiary

If the Co-Owners have been chosen as each other's Primary Beneficiary, then only Contingent Beneficiaries may be designated below.

□ **Primary** □ **Contingent** **Percentage of Benefit** ____ %

Name *(First, Middle, Last Name)*

Relationship to Owner

Social Security/Tax I.D. Number **Date of Birth** *(Month / Day / Year)* **Gender** □ M □

If Beneficiary is a non-natural person, please indicate:

□ Corporation □ Charity □ Revocable Trust □ Irrevocable Trust

Trust Date *(Month / Day / Year)*

B. Beneficiary

□ **Primary** □ **Contingent** **Percentage of Benefit** ____ %

Name *(First, Middle, Last Name)*

Relationship to Owner

Social Security/Tax I.D. Number **Date of Birth** *(Month / Day / Year)* **Gender** □ M □ F

C. Beneficiary

□ **Primary** □ **Contingent** **Percentage of Benefit** ____ %

Name *(First, Middle, Last Name)*

Relationship to Owner

Social Security/Tax I.D. Number **Date of Birth** *(Month / Day / Year)* **Gender** □ M □ F

A-VAA(12/06)

ORD 04387 Page 3 of 8

3. ANNUITY INFORMATION

A. Existing Annuity or Life Insurance Coverage

If "Yes", a State Replacement Form is required for NAIC model regulation states.

Use Section 6 of this Application to specify additional coverage.

1. Do you have any existing Annuity or Life Insurance Contracts?
   ☐Yes ☐ No

2. Will the Annuity being applied for replace (in whole or in part) one or more existing Annuity or Life Insurance Contracts? If yes, complete the following and submit a State Replacement Form, if required.
   ☐ Yes ☐ No

Company Name

Policy or Annuity Number **Year Issued**

B. Purchase Payment

Purchase Payment amounts may be restr i cte d by A l l state Life; please see your Prospectus.

☐ **Purchase Payment enclosed with Application Form.** $

☐ **This Annuity will be funded by a 1035 Exchange, a Tax Qualified Transfer/Rol lover, a CD Transfer or Mutual Fund Redemption.**
Estimated Purchase Payment amount $

Source of Funds

☐ **Non-Qualified** ☐ **Non-Qualified 1035 Exchange** ☐ **IRA Rollover**

☐ **IRA Transfer** ☐ **Direct Rollover** ☐ **Other** ____________________

C. Type of Plan Being Requested

☐ **Non-Qualified** **Qualified IRAs:** ☐ IRA ☐ **Roth IRA** ☐ **SEP/IRA** ☐ **Roth Conversion**
New Roth or IRA contribution for tax year ____________

D. Annuity Commencement Date

If the Annuity Date is notspecified, itwill be the first day of the month following the oldest Owne r's/Parti ci pant's or Annuitant's 95th birthday.

Date

(Month / Day / Year)

In all states except I l l i no is and Florida, an Annuity Date may not be chosen that occurs within 3 years of the Annuity Issue Date. In I l l ino is and Florida, an Annuity Date may not be chosen that occurs within one year of the Annuity Issue Date.

A-VAA(12/06)

ORD 04387 Page 4 of

3. ANNUITY INFORMATION *(continued)*

Riders may not be available in all states or may vary. If elected, additional charges, age and investment restrictions may apply. Please see the Prospectus for details.

E. Optional Riders

1. Living Benefits *(ONLY ONE may be chosen.)*	**2. Death Benefits** *(ONLY ONE may be chosen.)*
☐ TrueIncome1 ☐ TrueIncome with Automatic Step-up1	☐ Combination 5% Roll-up and Highest Anniversary Value4
☐ TrueIncome – Spousal 2 ☐ TrueIncome – Spousal with Automatic Step-up2	☐ Highest Daily Value (HDV) Death Benefit4
☐ TrueIncome Highest Dai ly3	
☐ Guaranteed Minimum Income Benefit (G MIB)5	

1 Available for Annuities with a single natural Owner and single Annuitantwho is the same as the Owner, or for Annuities with a non-natural Owner with a single Annuitant only.
2 Available for Annuities with co-Ownerswho are each other's Spouse, each other's primary Beneficiary, and the Designated Lives, or for Annuitieswith a single Owner and a single primary Beneficiary who is the Owner's Spouse and a Designated Life. Also, the Annuitant must be an Owner. Cannot be elected with any other Optional Living or Death Benefit.
3 Available for Annuities with a single natural Owner and single Annuitant who is the same as the Owner, or for Annuities with a non-natural Owner with a single Annuitant only. Cannot be elected with the Optional H DV Death Benefit.
4 Death Benefits can only be elected at issue and cannot be terminated once elected, except on the L Series which provides for additional flexibility in election or termination of Death Benefits. Please see the Prospectus for details.
5 G M IB may only be selected at issue of a new contract and once elected cannot be terminated.

F. Investment Selection

An Allocation Instruction Form must be completed and submitted with this Application.

4. OPTIONAL ADMINISTRATIVE PROGRAMS

The following optional programs are available:

To enroll in any of these programs, check the appropriate boxes and submitthe **Optional Administrative Program Form or Enhanced Dollar Cost Averaging Enrollment Form.**

☐ Dollar Cost Averaging (DCA) ☐ Automatic Rebalancing ☐ Enhanced Dollar Cost Averaging (EDCA)

☐ To enrol l in Systematic Withdrawals, check here and submit the **Systematic Withdrawal Enrollment Form.**

☐ To enrol l in Systematic Investment, check here and submit the **Systematic Investment Enrollment Form.**

5. FINANCIAL PROFESSIONAL AUTHORIZATION

If not checked we wi l l assume that your answers are "Yes" to Receive Account Information (except in Utah, where we wi l l assume your answer is "No") and "No" to Perform Account Maintenance and Provide Investment/ Allocation Instructions.

For definitions, see Definitions and Disclosures.

DO YOU AUTHORIZE your Financial Professional to perform any of the designated activities below?

☐ Yes ☐ No

Please indicate the designated activities you would like your Financial Professional to have.

☐ Receive Account Information ☐ Perform Account Maintenance ☐ Provide Investment/Al location Instructions

A-VAA(12/06)

ORD 04387 Page 5 of 8

If needed for:

Annuity Replacement

Beneficiaries

Contingent Annuitant

Co-Owner

Entity Authorized Individuals

Special Instructions

North Carolina residents must respond to these questions.

6. ADDITIONAL INFORMATION

7. NOTICES

A. State Notices

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

CONNECTICUT: Any person who knowingly gives false or deceptive information when completing this form for the purpose of defrauding the company may be guilty of insurance fraud. This is to be determined by a court of competent jurisdiction.

LOUISIANA/NEW MEXICO: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

MINNESOTA: This policy or contract is not protected by the Minnesota Life and Health Insurance Guarantee Association or the Minnesota Insurance Guarantee Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of the insurer will be available to pay your claim.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NORTH CAROLINA:

1. Did you receive a prospectus for this Annuity? Yes No

2. Do you believe the Annuity meets your financial objectives and anticipated future financial needs? Yes No

OKLAHOMA: WARNING Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

PENNSYLVANIA and KANSAS: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

VIRGINIA: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

ALL OTHER STATES: Any person who knowingly gives false or deceptive information when completing this form for the purpose of defrauding the company may be guilty of insurance fraud.

North Carolina residents must respond to these questions.

For individual applicant continue to number 2 below.

For Entity Owned Application, check appropriate box.

Allstate Life reserves the right to require additional corporate documents.

For definitions, see Definitions and Disclosures.

8. SIGNATURES

A. Agreement

I represent to the best of my knowledge and belief that the statements made in this application are true and complete;

I have received a copy of the current applicable prospectuses for the variable Annuity (which includes summary descriptions of the underlying investment options) and I understand that:

1. For entity owned Applications: In addition to the statements below, the entity’s authorized individuals further certify that:

A) Authorized individuals are signing on behalf of the entity purchasing this Annuity and are authorized and empowered by the entity to independently or collectively enter into contracts and financial transactions including but not limited to the purchase of this Annuity, make any subsequent withdrawals or surrenders and to exercise all ownership rights under the Annuity in the entity’s name; and

B) That the entity is duly organized and existing and in compliance with all laws and regulations; and

C) The entity will notify Allstate Life in writing of a change in or revocations of authorized individuals to act with respect to the Annuity and any changes in the entity’s status which would cause any of the statements in this application to be incorrect or incomplete; and

D) Authorized individuals understand that the Annuity may be subject to tax treatment different from that of individually owned tax-deferred Annuities, that as a result the increases in the Annuity value during any Annuity year may be treated as ordinary income received and accrued by the Annuity Owner during that year end, if the entity deemed it necessary, it has consulted an independent tax and/or legal advisor for more information; and

E) The authorized individuals and the entity agree to indemnify Allstate Life, its affiliates and representatives for any and all damages, losses, claims, causes of action or other liability of any kind that may be asserted now or in the future arising out of or related to any acts or omissions taken by Allstate Life upon my instructions and in reliance upon our representations to Allstate Life in connection with the Annuity owned by the entity. If not previously specified that each authorized individual may act independently, we will require all authorized individuals’ signatures to process transactions on the Annuity. If additional space is required for the names and signatures of authorized individuals, please attach a separate page.

2. I understand that if I have purchased another Non-Qualified Annuity from Allstate Life or an affiliated company this calendar year that they will be considered as one Annuity for tax purposes.

Annuity payments, benefits or surrender values, when based on the investment experience of the separate account investment options, are variable and not guaranteed as to a dollar amount;

This variable Annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs;

Check here to request a Statement of Additional Information.

Owner’s Tax Certification (Substitute W-9)

Under penalty of perjury, I certify that the taxpayer identification number (TIN) I have listed on this form is my correct TIN. I further certify that the citizenship/residency status I have listed on this form is my correct citizenship/residency status.

I have been notified by the Internal Revenue Service that I am subject to backup withholding due to underreporting of interest or dividends.

For definitions, see Definitions and Disclosures.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

State where signed:

(Required. If application is signed in a State other than the Owner’s State of Residence, a Contract Situs Form may be required.)

Owner: X

Date: (Month / Day / Year)

Co-Owner: X Date: (Month / Day / Year)

Annuitant: Date: X (Month / Day / Year)

(If different from Owner)

A-VAA(12/06)

ORD 04387

Page 7 of

9. FINANCIAL PROFESSIONAL INFORMATION

A. Financial Professional

Financial Professional Name (First, Middle, Last Name)

Financial Professional ID Number

Telephone Number

e-mail

ID/Florida License Number (If Applicable)

Percent

B. Financial Professional

Financial Professional Name (First, Middle, Last Name)

Financial Professional ID Number

Telephone Number

e-mail

ID/Florida License Number (If Applicable)

Percent

C. Broker/Dealer

Broker/Dealer Name

D. Required Questions

1. Do you have any reason to believe that this applicant has any existing annuity or life insurance coverage?

Yes No

2. Do you have any reason to believe that the annuity applied for is to replace existing annuity or life insurance contracts?

Yes No

Financial Professional (FP) Statement

I am authorized and/or appointed to sell this Variable Annuity. I have fully discussed and explained the Variable Annuity features and charges to the Owner, including restrictions. I believe this Variable Annuity is suitable given the Owner’s investment time horizon, goals and objectives. I represent that: a) I have delivered current applicable prospectuses and any supplements for the variable Annuity (which includes summary descriptions of the underlying investment options); b) have used only current Allstate Life approved sales material; and c) have left copies of the following sales material with the applicant:

Brochure

Optional Benefits Brochure

Special Rate Brochure Illustrations

Other company approved material

Copies of any Illustrations used must accompany the application.

I acknowledge that Allstate Life will rely on this statement.

FP Signature: X

Date: (Month / Day / Year)

FP Signature: X

Date: (Month / Day / Year)

A-VAA(12/06)

ORD 04387 Page 8 of

For Financial Professional Use Only. Please contact your home office with any questions.

Option A Option B Option C Option D

DEFINITIONS AND DISCLOSURES

The following notices, definitions and disclosures are appended to and become a part of this Application. You are advised to consult the prospectus of Annuity for explanations of any of the terms used, or contact Allstate Life with any questions.

AUTHORIZATION

In Section 5, you may grant or deny your Financial Professional access to your Annuity Account Information and give that person the ability to perform the activities you have selected.

Neither Allstate Life nor any person authorized by Allstate Life will be responsible for, and agree to indemnify and hold Allstate Life harmless from and against, any claim, loss, taxes, penalties or any other liability or damages in connection with, or arising out of, any act or omission if we acted on an authorized individual’s instructions in good faith and in reliance on this Authorization.

The designated activities are defined as follows:

1. RECEIVE ACCOUNT INFORMATION - “Account Information” includes all current and historical financial and non-financial information regarding your Annuity including, but not limited to, your Account Value, Surrender Value, Free Withdrawal Amount, and Owner, Annuitant, Beneficiary Designation, and Address-of- Record.

2. PERFORM ACCOUNT MAINTENANCE - “Account Maintenance” is currently limited to the following: changes to the Address-of- Record for the Owner(s), termination of a Systematic Investment program and termination of a Systematic Withdrawal program. Additional maintenance activities may be available in the future.

3. PROVIDE INVESTMENT/ALLOCATION INSTRUCTIONS - “Investment/Allocation Instructions” includes all activities which affect the investment of your Account Value in the Sub-Accounts available (consult your current prospectus). These activities include transfers between Sub-Accounts; changes in Standing Allocation instructions for additional Purchase Payments; initiating, terminating or making changes to allocation instructions, where applicable, for Optional Programs such as Systematic Withdrawals, Automatic Rebalancing, Dollar Cost Averaging and Fixed Option renewal.

This authorization may be revoked by calling 1-866-695-2647. Proper identification of the caller will be required to revoke this authorization. Note: This section cannot be used for Third Party Investment Advisor authorizations.

BENEFICIARIES

The Owner reserves the right to change the Beneficiary unless the Owner notifies Allstate Life In Writing that the Beneficiary designation is irrevocable.

If an Attorney-in-Fact signs the enrollment, the Attorney-in-Fact may only be designated as a Beneficiary if the Power-of-Attorney instrument and the relevant state law permit it.

CHARITABLE TRUSTS

Charitable trusts are not eligible for “tax-free” exchanges under Internal Revenue Code Section 1035. Charitable Trusts are generally exempt from income tax, so in many instances there will be no tax consequences associated with this transaction. However, certain types of trusts (particularly “Net Income Charitable Remainder Unitrust” with “make up” provisions or “NIMCRUTS”) may contain provisions which could trigger adverse tax consequences as a result of this transaction. Consult your tax advisor to determine if the transfer, assignment and surrender of the trust will cause adverse tax consequences for the charitable trust or its Beneficiaries.

OEATH BENEFIT

Death benefit proceeds are payable in equal shares to the surviving Beneficiaries in the appropriate Beneficiary class unless you request otherwise.

The death benefit under Allstate Life Annuities becomes payable to the designated Beneficiary (eg.) upon first death of any Owner. For Entity-Owned Annuities, the death benefit is paid upon the death of the Annuitant unless a Contingent Annuitant has been named.

IRS CODE 72(u)

Section of the Internal Revenue Code that provides that if an Annuity contract is owned by an entity which is not a natural person, then that contract is generally not eligible for the benefit of tax deferral afforded to Annuity contracts and must include the increase in value in contract in income on an annual basis. An exemption is provided for an Annuity contract held by a trust or other entity which holds the Annuity contract as an agent for a natural person.

IRS CODE 501

Section of the Internal Revenue Code that generally exempts certain corporations and trusts from Federal income tax. This exemption covers charitable organizations.

OWNER OF ANNUITY

The term “Owner” may be referred to as “Participant” in your Annuity. In these forms, for simplicity, the Participant is referred to as Owner.

WITHHOLDING STATEMENT

Federal and some state laws require that Allstate Life withhold income tax from certain cash distributions, unless the recipient requests that we not withhold. You may not opt out of withholding unless you have provided Allstate Life with a U.S. residence address and a Social Security Number/Taxpayer Identification Number.

If you request a distribution that is subject to withholding and do not inform us in writing NOT to withhold Federal Income Tax before the date payment must be made, the legal requirements are for us to withhold tax from such payment.

If you elect not to have tax withheld from a distribution or if the amount of Federal Income Tax withheld is insufficient, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding estimated tax payments are not sufficient. For this purpose you may wish to consult with your tax advisor.

Some states have enacted State tax withholding. Generally, however, an election out of Federal withholding is an election out of State withholding.